UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2013 (July 29, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information described in Item 2.03 below is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

July Note and Warrant Issuances

As of July 29, 2013 (the “July Note Issue Date”), the Company has issued in subsequent closings to four (4) accredited investors (each a “July Noteholder” and collectively, the “July Noteholders”) (1) 10% convertible 1-year promissory notes (each a “July Note” and collectively, the “July Notes”) in an aggregate principal amount equal to $651,000 and (2) warrants (each a “July Noteholder Warrant” and collectively, the “July Noteholder Warrants”) for each investor to purchase the number of shares of the Company’s Common Stock as is equal to 50% of the principal amount of the July Notes purchased by it, divided by $0.50, pursuant to the terms and conditions of those certain Note and Warrant Purchase Agreements (the “Purchase Agreements”).

The July Notes accrue simple interest at a rate of 10% per annum and are due and payable on the one-year anniversary of the July Note Issue Date. The July Notes and all accrued unpaid interest thereon shall automatically convert into a subsequent offering (the “Subsequent Offering”) by the Company at a rate of two shares (the “Subsequent Offering Shares”) of the Company’s Common Stock and a warrant (the “Subsequent Offering Warrant”) to purchase one share of Common Stock, exercisable at $0.75 per share for each $1.00 invested in the Subsequent Offering or on such other terms and conditions as may be determined by the Company.

In the event the Subsequent Offering does not take place within 120 days of the July Note Issue Date, the July Notes will be convertible by the July Noteholders at their option for the 60 days thereafter. The rate of conversion will be for each $100,000 of principal and interest converted (or portion thereof), the July Noteholder will receive 200,000 shares (the “Optional Conversion Shares”) of Common Stock of the Company and a warrant (the “Optional Conversion Warrant”) to purchase 150,000 shares of Common Stock, which warrant will be exercisable at $1.10 for a period of five years, subject to proportionate adjustments for stock splits, combinations, stock dividends and other recapitalization events.

In the event of a Fundamental Transaction (as defined and described in detail in the July Notes), the Company shall pay, then upon any subsequent conversion of the July Notes, July Noteholders shall have the right to receive, for each Subsequent Offering Share, Subsequent Offering Warrant, Optional Conversion Share and/or Optional Conversion Warrant that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock and a warrant to purchase one share of Common Stock.

The description of the Purchase Agreements, July Notes and July Noteholder Warrants included in this Item 2.03 is qualified in its entirety by the terms and conditions of the form of the Purchase Agreements, July Notes and July Noteholder Warrants, filed as Exhibits 10.3, 10.4 and 10.5, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2013.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 above is incorporated herein by this reference. The securities described herein were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder. The Company relied on the following facts in making such exemption available: (i) the offer and sale of these securities was made solely to accredited investors and therefore did not exceed the maximum purchaser limitation or violate the general solicitation rules; and (ii) all of the securities have the status of securities acquired in a transaction under Section 4(2) of the Securities Act and cannot be resold without registration or an exemption therefrom

As of the date of this filing, there are 49,536,846 shares of Common Stock of the Company issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.3 10.4 10.5

Form of Purchase Agreement (incorporated by reference to the registrant’s Form 8-K filed on July 23, 2013).

Form of July Note (incorporated by reference to the registrant’s Form 8-K filed on July 23, 2013).

Form of July Noteholder Warrant (incorporated by reference to the registrant’s Form 8-K filed on July 23, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer